As filed with the Securities and Exchange Commission on September 2, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Par Pacific Holdings, Inc.*

(Exact name of registrant as specified in its charter)

Delaware	84-1060803
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Memorial City Plaza

800 Gessner Road, Suite 875

Houston, Texas 77024

(281) 899-4800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Matthew Vaughn

Senior Vice President and General Counsel

One Memorial City Plaza

Par Pacific Holdings, Inc.

800 Gessner Road, Suite 875

Houston, Texas 77024

(281) 899-4800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

E. James Cowen

Kevin Poli

Porter Hedges LLP

1000 Main, 36th Floor

Houston, Texas 77002

Telephone: (713) 226-6649

Telecopy: (713) 228-1331

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Aggregate Offering Price per Unit	Proposed Maximum Offering Price	Amount of Registration Fee
Debt Securities (2)
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Depositary Shares (3)
Warrants
Subscription Rights
Purchase Contracts
Units
Guarantees of the Non-Convertible Debt Securities (4)
Total			$750,000,000(5)	$75,525(6)(7)

(1)	The securities registered consist of $750,000,000 of an indeterminate number or amount of Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Subscription Rights, Purchase Contracts, Units and Guarantees, as may be issued from time to time at indeterminate prices. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $750,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. This registration statement also covers an indeterminate amount of securities registered hereunder and listed in the “Calculation of Registration Fee” table above as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder and listed in the “Calculation of Registration Fee” table above.
(2)	If any Debt Securities are issued at an original issue discount, then the offering price of the Debt Securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $750,000,000 less the offering price of any security previously issued hereunder.
(3)	Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a deposit agreement. In the event that the registrant elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing the fractional interests and the shares of Preferred Stock will be issued to the depositary under the deposit agreement.
(4)	Subsidiaries of Par Pacific Holdings, Inc. named as co-registrants may fully, irrevocably and unconditionally guarantee on an unsecured basis the non-convertible debt securities of Par Pacific Holdings, Inc. Pursuant to Rule 457(n) of the Securities Act of 1933, no separate fee is payable in connection with the Guarantees.
(5)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933.
(6)	Calculated in accordance with Rule 457(o) of the Securities Act of 1933.
(7)	This registration statement includes unsold Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Subscription Rights, Purchase Contracts, Units and Guarantees of Par Pacific Holdings, Inc. and its subsidiaries named as co-registrants (the “Unsold Securities”) with an aggregate offering price of $675,200,000 that were previously covered by registration statement no. 333-204597 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) of the Securities Act, $67,992.64 of the $87,150 filing fee previously paid in connection with such Unsold Securities will continue to be applied to such Unsold Securities. As a result, a filing fee of $7,532.36 was paid in connection with the initial filing of this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities covered by the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. To the extent that that, after the filing date hereof and prior to the effectiveness of this registration statement, any Unsold Securities are sold pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

*TABLE OF ADDITIONAL REGISTRANTS

The following subsidiaries of Par Pacific Holdings, Inc. are co-registrants under this registration statement.

Name	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
EWI LLC	Delaware	90-0886680
Par Hawaii Refining, LLC (f/k/a Hawaii Independent Energy, LLC)	Hawaii	99-0143882
Par Petroleum, LLC (f/k/a Hawaii Pacific Energy, LLC)	Delaware	46-2908645
Hermes Consolidated, LLC	Delaware	45-2661399
HEWW Equipment LLC	Delaware	35-2455215
HIE Retail, LLC	Hawaii	90-1009461
Inter Island Petroleum, Inc.	Hawaii	99-0261098
Island Petroleum, Inc.	Hawaii	99-0246506
Kauai Automated Fuel Service, Inc.	Hawaii	N/A
Kauai Petroleum Co., Ltd.	Hawaii	99-0069254
Par Hawaii, Inc. (f/k/a Koko’oha Investments, Inc.)	Hawaii	26-0687490
Mid Pac CS, LLC	Hawaii	20-5593770
Mid Pac Petroleum, LLC	Delaware	74-3124532
Oahu Petroleum, Inc.	Hawaii	20-2548136
Par Hawaii Shared Services, LLC	Delaware	32-0480695
Par New Mexico LLC	Delaware	90-0887134
Par Piceance Energy Equity LLC	Delaware	90-0885169
Par Point Arguello LLC	Delaware	37-1701465
Par Utah LLC	Delaware	36-4742186
Par Washington LLC	Delaware	90-0886057
Par Wyoming, LLC	Delaware	81-2999705
Par Wyoming Holdings, LLC	Delaware	38-4006401
Senter Petroleum, Inc.	Hawaii	99-0213525
Texadian Energy Canada Limited	Alberta, Canada	(BN) 839733201
Texadian Energy, Inc.	Delaware	20-8617990
Wyoming Pipeline Company, LLC	Wyoming	38-3860108

The address for each of the co-registrants is c/o Par Pacific Holdings, Inc., 800 Gessner Road, Suite 875, Houston, Texas 77024, Telephone: (281) 899-4800.

The name and address, including zip code, of the agent for service for each of the co-registrants is J. Matthew Vaughn, Senior Vice President and General Counsel of Par Pacific Holdings, Inc., 800 Gessner Road, Suite 875, Houston, Texas 77024. The telephone number, including area code, of the agent for service for each of the co-registrants is (281) 899-4800.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 2, 2016

PROSPECTUS

PAR PACIFIC HOLDINGS, INC.

$750,000,000

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Units

Guarantees of Non-Convertible Debt Securities

We may offer from time to time debt securities, shares of our common stock, shares of our preferred stock, depositary shares, warrants, subscription rights, purchase contracts and units. Any non-convertible debt securities we issue under this prospectus may be guaranteed by certain of our subsidiaries.

The aggregate initial offering price of the securities that we offer will not exceed $750,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Our common stock is quoted on the NYSE MKT under the symbol “PARR.” The last reported sale price of our common stock on August 31, 2016 was $12.24 per share.

In order to avoid an “ownership change” for federal income tax purposes, our certificate of incorporation prohibits any person from becoming a holder of 5% or more of our outstanding common stock, and restricts the ability of any holder of 5% or more of our common stock from disposing of or acquiring shares of our common stock without our consent, except under limited circumstances. Consequently, there are limitations on the acquisition of shares of common stock as described in this prospectus.

We will provide the specific terms of the offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.

Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $750 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the Commission, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents By Reference” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

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Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the Commission that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the Commission. The registration statement and other reports can be read at the Commission website or at the Commission offices mentioned under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

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PAR PACIFIC HOLDINGS, INC.

As used in this prospectus, the terms “we,” “us,” “our,” the “Company” and “Par” mean Par Pacific Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context indicates otherwise.

We are a growth-oriented company based in Houston, Texas focused on operating integrated refining, logistics, and distribution businesses in niche markets. We also manage and maintain interests in other energy and infrastructure businesses that we believe both match our core competencies and have the potential for meaningful value creation.

Our business is organized into three primary operating segments:

•	Refining—Our refinery in Kapolei, Hawaii produces ultra-low sulfur diesel, gasoline, jet fuel, marine fuel and other associated refined products primarily for consumption in Hawaii.

•	Retail—Our retail outlets sell gasoline, diesel and retail merchandise throughout the island of Oahu as well as the neighboring islands of Maui, Hawaii and Kauai. Our retail network includes Tesoro and “76” branded retail sites, company-operated convenience stores, sites operated in cooperation with 7-Eleven and other sites operated by third parties. We recently announced the rebranding of 37 of our 97 gas stations in Hawaii to a new brand called “Hele,” to be completed in the third quarter of 2016.

•	Logistics—We own and operate terminals, pipelines, a single-point mooring and trucking operations to distribute refined products throughout the island of Oahu as well as the neighboring islands of Maui, Hawaii, Molokai and Kauai.

We also own an equity investment in Laramie Energy, LLC (“Laramie Energy,” formerly known as Piceance Energy, LLC), a joint venture entity focused on producing natural gas in Garfield, Mesa and Rio Blanco Counties, Colorado. On December 17, 2015, we entered into an equity commitment letter with Laramie Energy, pursuant to which we agreed to purchase certain membership interests of Laramie Energy for an aggregate cash purchase price of $55 million, subject to certain financing commitments by various lenders and additional equity investors, in connection with the closing of a purchase and sale agreement whereby Laramie Energy agreed to acquire certain properties in the Piceance Basin for $157.5 million, subject to customary purchase price adjustments. The transaction closed on March 1, 2016 and, upon the closing of the transaction, Laramie Energy assumed ownership and operatorship of the purchased properties and our ownership interest in Laramie Energy increased from 32.4% to 42.3%.

The refining, retail and logistics segments were established through the acquisition of Par Hawaii Refining, LLC (“PHR,” formerly Hawaii Independent Energy, LLC) from Tesoro Corporation (“Tesoro”) on September 25, 2013 for approximately $75 million in cash, plus net working capital and inventories, certain contingent earn-out payments of up to $40 million and the funding of certain start-up expenses and overhaul costs prior to closing. During 2014, we successfully completed the integration of PHR, terminated a transition services agreement with Tesoro and greatly reduced our reliance on third-party service providers in operating our business.

On April 1, 2015, we completed the acquisition of Par Hawaii, Inc. (“PHI,” formerly Koko’oha Investments, Inc.), which owns 100% of the outstanding membership interests of Mid Pac Petroleum, LLC (“Mid Pac”), for cash consideration of approximately $74.4 million and the assumption of $45.3 million of debt. The results of operations of Mid Pac are included in our refining, retail and logistics segments effective April 1, 2015. Mid Pac distributes gasoline and diesel through over 80 locations across the State of Hawaii and owns four terminals. In conjunction with the acquisition, we also obtained the exclusive rights to the “76” brand in Hawaii through 2024.

In addition to the three operating segments described above, we have two additional reportable segments: (i) Texadian and (ii) Corporate and Other. Texadian focuses on sourcing, marketing, transporting and distributing crude oil and refined products in the U.S. and Canada. Corporate and Other includes administrative costs and several small non-operated oil and gas interests that were owned by our predecessor.

As part of our strategy to duplicate our business model in other locations, on July 14, 2016, we completed the acquisition of all of the equity interests of Hermes Consolidated, LLC, d/b/a Wyoming Refining Company (“Wyoming Refining Company”), which owns and operates a refinery in Newcastle, Wyoming and, through its wholly owned subsidiary, certain associated logistics assets (the “Wyoming Refining Acquisition”). The refinery operations and logistics assets acquired as a result of the Wyoming Refining Acquisition include:

•	a refinery in Newcastle, Wyoming with throughput of approximately 18,000 barrels per day that produces refined products that are primarily marketed in Wyoming and South Dakota;

•	approximately 650,000 barrels of crude and refined product storage capacity; and

•	a 140-mile crude oil pipeline gathering system in northeast Wyoming.

The aggregate purchase price for the Wyoming Refining Acquisition was $271.4 million, including the assumption of the indebtedness under the Wyoming Refining Company credit facility, subject to certain customary purchase price adjustments. No additional consideration was paid for the working capital associated with the operations.

Our principal executive offices are located at 800 Gessner Road, Suite 875, Houston, Texas 77024. Our telephone number is (281) 899-4800. Our website is located at www.parpacific.com. Information on our website does not constitute part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and in the documents we incorporate by reference herein may constitute “forward-looking” statements as defined in Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (“PSLRA”), or in releases made by the SEC, all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements of Par and our subsidiaries to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in this prospectus and the documents we incorporate by reference herein. Please read “Risk Factors” beginning on page 5 of this prospectus. The risk factors and other factors noted throughout this prospectus and in the documents incorporated by reference could cause our actual results to differ materially from those contained in any forward-looking statement.

The forward-looking statements contained in this prospectus and in the documents we incorporate herein by reference are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents we incorporate herein by reference are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described under the heading “Risk Factors” in this prospectus and elsewhere in the documents we incorporate herein by reference. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms a part of a registration statement on Form S-3 we filed with the SEC. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and our securities, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act, as well as our proxy statement, annual, quarterly and other reports and other information we file with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC. We maintain a website on the Internet at www.parpacific.com. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website or from our website at www.parpacific.com. Information on the SEC website, our website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 3, 2016, including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2016, incorporated by reference therein, and Amendment No. 1 to Form 10-K/A for the fiscal year ended December 31, 2015, filed with the SEC on August 12, 2016 (File No. 001-36550);

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 2016, filed with the SEC on May 5, 2016 and August 9, 2016, respectively (File No. 001-36550);

•	A description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on July 16, 2014 (File No. 001-36550); and

•

Our Current Reports on Form 8-K or Form 8-K/A, filed with the SEC on November 14, 2013, February 29, 2016, March 3, 2016, May 5, 2016, June 6, 2016, June 14, 2016, June 15, 2016 (two reports filed on that date), June 16, 2016, June 22, 2016, June 27, 2016, July 15, 2016, July 22, 2016, August 9, 2016, August 10, 2016, August 11, 2016, August 15, 2016, August 24, 2016, August 26, 2016 (two

reports filed on that date) and August 30, 2016 (File No. 001-36550) (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, of any such Current Report on Form 8-K).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, on any Current Report on Form 8-K) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates documents by reference that are not delivered with this prospectus. Copies of these documents, other than the exhibits to the documents (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us. Requests for such copies should be directed to Par Pacific Holdings, Inc., 800 Gessner Road, Suite 875, Houston, Texas 77024, Attention: Corporate Secretary, telephone number: (281) 899-4800.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2015, as amended, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, and our subsequent Commission filings, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement or any pricing supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes. These purposes may include capital expenditures, repayment or refinancing of indebtedness, acquisitions and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

DILUTION

Our net tangible book value at June 30, 2016, was $6.16 per share of common stock. Net tangible book value per share of common stock is determined by dividing our tangible net worth, which is tangible assets less liabilities, by the total number of shares of our common stock outstanding. If we offer shares of our common stock, purchasers of our common stock in that offering may experience immediate dilution in net tangible book value per share. The prospectus supplement relating to an offering of shares of our common stock will set forth the information regarding any dilutive effect of that offering.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the periods indicated were as follows:

	Successor										Predecessor
	Six Months Ended June 30, 2016		Year Ended December 31,						September 1 to December 31,		January 1 through August 31,		Year Ended December 31,
			2015		2014		2013		2012		2012		2011
Ratio of earnings to fixed charges(1)	—	(2)	—	(2)	—	(2)	—	(2)	—	(2)	—	(2)	—	(2)

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings represent pre-tax income (loss) from operations before adjustment for income (loss) from Laramie Energy, LLC (formerly known as Piceance Energy, LLC) plus fixed charges plus distributed income (loss) from Laramie Energy, LLC. Fixed charges include interest expense and financing costs, net, loss on termination of financing agreements, and an estimate of the interest within rental expense.
(2)	Earnings were inadequate to cover fixed charges for the six months ended June 30, 2016, the years ended December 31, 2015, 2014, and 2013, the four months ended December 31, 2012, the eight months ended August 31, 2012 and the year ended December 31, 2011, by approximately $12.9 million, $0.7 million, $50.3 million, $76.2 million, $10.3 million, $177.0 million and $487.9 million, respectively.

DESCRIPTION OF DEBT SECURITIES

Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series:

•	in the case of senior debt securities, under a senior indenture to be entered into among us, the guarantors of those securities, if any, and a trustee we will identify in a prospectus supplement; and

•	in the case of subordinated debt securities, under a subordinated indenture to be entered into among us, the guarantors of those securities, if any, and a trustee we will identify in a prospectus supplement.

Any such senior indenture or subordinated indenture will be substantially in the form included as exhibits to the registration statement of which this prospectus is a part.

Because the following is only a summary of the indentures and the debt securities, it does not contain all information that you may find useful. For further information about the indentures and the debt securities, we urge you to read the indentures, the forms of securities, the applicable prospectus supplements and the applicable supplemental indentures.

As used in this section of the prospectus and under the captions “Description of Capital Stock,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Subscription Rights,” “Description of Purchase Contracts,” and “Description of Units,” the terms “we,” “us,” “our,” the “Company” and “Par” mean Par Pacific Holdings, Inc. only, and not the subsidiaries of Par Pacific Holdings, Inc. Capitalized terms not otherwise defined in this Description of Debt Securities have the meanings given to them in the aforementioned indentures.

Unless otherwise specified in a prospectus supplement, any debt securities we offer will be our direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities, either of which may be issued in registered or global form. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinated in right of payment to certain of our senior debt. In general, this means that if we declare bankruptcy, holders of the senior debt securities and certain other senior debt will be paid in full before the holders of subordinated debt securities will receive any payment on their securities. Non-convertible debt securities may be fully, irrevocably and unconditionally guaranteed, on a joint and several basis, by some or all of our subsidiaries, other than “minor” subsidiaries as such term is interpreted in securities regulations governing financial reporting for guarantors.

We conduct substantially all of our operations through our subsidiaries. Consequently, our ability to repay our obligations, including our obligation to pay interest on the debt securities, to repay the principal amount of the debt securities at maturity or upon redemption, or to buy back the securities, depends to a certain extent upon our ability to receive cash flow from our subsidiaries. That is, we will depend upon our subsidiaries’ earnings and their distributions of those earnings to us, and upon our subsidiaries repayment of investments and advances we have made to them to meet our obligations under the debt securities and our other obligations. Our subsidiaries are separate and distinct legal entities and, except to the extent our subsidiaries guarantee the non-convertible debt securities, have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so.

Generally, the debt securities will be effectively subordinated to all existing and future secured indebtedness of our subsidiaries and us and to all existing and future indebtedness of all non-guarantor subsidiaries. This means that our rights and the rights of our creditors, including the holders of our debt securities, to receive any of the cash or other assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the superior claims of creditors of the subsidiary, except to the extent that we or our creditors may be recognized as creditors of the subsidiary. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will also depend upon their operating results and will be subject to applicable laws and contractual restrictions. Unless otherwise specified in an applicable prospectus supplement, the indentures do not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.

The indentures do not limit the aggregate principal amount of debt securities that can be issued. The debt securities may be issued in one or more series as we may authorize from time to time. A prospectus supplement and a supplemental indenture relating to the offering of a particular series of debt securities will set forth the specific terms of the offered debt securities.

These terms will include some or all of the following:

•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the ability to issue additional debt securities of the same series;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	in the case of discount debt securities, the rate of accretion of principal, which may be fixed or variable, or the method of determining such rate, and the date or dates from which principal will accrete or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable indenture;

•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•	the application, if any, of the terms of the indenture relating to legal defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange (or upon which we may require the holders to convert or exchange) the debt securities into or for common stock, preferred stock or other securities or property of ours or of another person (or upon which such debt securities shall automatically convert or be exchanged into or for such other securities or property);

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depository for global or certificated debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•	the collateral, if any, securing such debt securities, and the guarantors, if any, who will guarantee such non-convertible debt securities, or the methods of determining such collateral, if any, and such guarantors, if any;

•	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount;

•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

•	to add to, change or eliminate any of the provisions of the indentures to such extent as shall be necessary to add any of our subsidiaries as a co-issuer of debt securities of an applicable series; and

•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any Senior Debt on the terms set forth below:

Under the subordinated indenture, “Senior Debt” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

•	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us (including all mandatory obligations under repurchase agreements for the payment of the repurchase price for the securities purchased pursuant thereto);

•	any of our obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

•	all of our obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, Senior Debt does not include:

•	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

•	any of our indebtedness in respect of the subordinated debt securities;

•	any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;

•	any of our indebtedness to any subsidiary; or

•	any liability for federal, state, local or other taxes owed or owing by us.

Senior Debt shall continue to be Senior Debt and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Debt.

If we default in the payment of any principal of (or premium, if any) or interest on any Senior Debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise but excluding payments in securities which are subordinate in right of payment to all then outstanding Senior Debt, or “Junior Securities”) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other acquisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occur, we will pay in full all Senior Debt before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of Par Pacific Holdings, Inc. (or relating to our property), whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by us for the benefit of creditors; or

•	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the Senior Debt has been paid in full (other than permitted payments in Junior Securities), such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full.

The subordinated indenture does not limit the issuance of additional Senior Debt.

Subsidiary Guarantees

If specified in the prospectus supplement, our guarantor subsidiaries will guarantee the non-convertible debt securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the guarantees of the guarantor subsidiaries.

Subject to the limitations described below and in the prospectus supplement, the guarantor subsidiaries will, jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at the maturity date, by acceleration or otherwise, of all our payment obligations under the indentures and the non-convertible debt securities of a series, whether for principal of, premium, if any, or interest on the non-convertible debt securities or otherwise. The guarantor subsidiaries will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable trustee in enforcing any rights under a guarantee with respect to a guarantor subsidiary.

In the case of subordinated non-convertible debt securities, a guarantee of a guarantor subsidiary will be subordinated in right of payment to the senior debt of such guarantor subsidiary on the same basis as the subordinated non-convertible debt securities are subordinated to our senior debt. No payment will be made by any guarantor subsidiary under its guarantee during any period in which payments by us on the subordinated non-convertible debt securities are suspended by the subordination provisions of the subordinated indenture.

Each guarantee of a guarantor subsidiary will be limited to an amount not to exceed the maximum amount that can be guaranteed by the relevant guarantor subsidiary without rendering such guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each guarantee of a guarantor subsidiary will be a continuing guarantee and will:

•	remain in full force and effect until either (a) payment in full of all the applicable non-convertible debt securities (or such non-convertible debt securities are otherwise satisfied and discharged in accordance with the provisions of the applicable indenture) or (b) released as described in the following paragraph;

•	be binding upon each guarantor subsidiary; and

•	inure to the benefit of and be enforceable by the applicable trustee, the holders of the non-convertible debt securities and their successors, transferees and assigns.

In the event that a guarantor subsidiary ceases to be our subsidiary, or all or substantially all of the assets or all of the capital stock of any guarantor subsidiary is sold or disposed of, including by way of sale, merger, consolidation or otherwise, such guarantor subsidiary will be released and discharged of its obligations under its guarantee without any further action required on the part of the trustee or any holder of the non-convertible debt securities, and no other person acquiring or owning the assets or capital stock of such guarantor subsidiary will be required to enter into a guarantee. If legal or covenant defeasance occurs with respect to the non-convertible debt securities of any series, all the guarantor subsidiaries will be released and discharged from their obligations under their guarantees. In addition, the prospectus supplement may specify additional circumstances under which a guarantor subsidiary can be released from its guarantee.

Consolidation, Merger, Sale of Assets and Other Transactions

We may not merge with or into or consolidate with another entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other entity other than a direct or indirect wholly owned subsidiary of ours, and no entity may merge with or into or consolidate with us or, except for any direct or indirect wholly owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

•	we are the surviving corporation or the entity formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all of our obligations under the applicable indenture;

•	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the indentures with respect to each series of debt securities:

•	our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•	our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 90 days after we receive notice of such failure;

•	certain events of bankruptcy, insolvency or reorganization of Par Pacific Holdings, Inc.; and

•	any other Event of Default provided with respect to securities of that series.

If an Event of Default with respect to any debt securities of any series outstanding under an indenture shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately.

However, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic. After such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Please read the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless:

•	an Event of Default has occurred and the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable indenture;

•	the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee shall not have instituted such action within 60 days of such request; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

As set forth below, we may discharge or defease our obligations under the indentures, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“legal defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our legal defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under each indenture, we and the applicable trustee may supplement the indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, each indenture requires the consent of each holder of debt securities that would be affected by any modification which would:

•	change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•	modify any of the above provisions.

Each indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indenture.

Payment and Paying Agent

Unless otherwise indicated in the applicable prospectus supplement:

•	payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest;

•	principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register;

•	a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series; and

•	all monies paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC or one of its participants and transfers of beneficial interests will only be effected through DTC’s or such participant’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	we determine in our sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the applicable indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

Each indenture and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Trustee

Wilmington Trust, National Association will be the trustee under any senior debt securities indenture. Wilmington Trust, National Association or another trustee may be appointed trustee under any subordinated debt securities indenture.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK

As of August 31, 2016, our authorized capital consisted of 500,000,000 shares of voting common stock, of which approximately 41.2 million shares were issued and outstanding, and 3,000,000 shares of undesignated preferred stock, none of which were outstanding.

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and stockholders agreement, as well as the Warrant Issuance Agreement, Registration Rights Agreement and Private Placement Registration Rights Agreement (each as defined below) relating to our capital stock, as well as the registration rights agreement for our 5.00% convertible senior notes due 2021 (the “Notes Registration Rights Agreement”) and under the registration rights agreement for our 2.50% convertible subordinated bridge notes (the “Bridge Notes Registration Rights Agreement”). You should read our certificate of incorporation, bylaws, stockholders agreement, Warrant Issuance Agreement, Registration Rights Agreement, Private Placement Registration Rights Agreement, Notes Registration Rights Agreement and Bridge Registration Rights Agreement as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference herein. Please read “Where You Can Find More Information.”

Common Stock

Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of stockholders. Such holders do not have the right to cumulate their votes in the election of directors. Holders of our common stock have no redemption or conversion rights, no preemptive or other rights to subscribe for our securities and are not entitled to the benefits of any sinking fund provisions. In the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled to share equally and ratably in all of the assets remaining, if any, after satisfaction of all our debts and liabilities, and of the preferential rights of any series of preferred stock then outstanding. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors (the “Board”) out of funds legally available therefor.

Our certificate of incorporation contains restrictions on the transfer of the Company Securities (as defined therein, and which includes our common stock) by holders who are, or would become as a result of such transfer, a holder of at least 5% of our common stock (a “5% Shareholder”). Such restrictions were put in place in order to preserve our net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any “net unrealized built-in loss” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended.

On November 10, 2014, as permitted by the terms of Article 11 of our certificate of incorporation, we entered into the Allocation Agreement with Zell Credit Opportunities Master Fund, L.P. (“ZCOF”), ZCOF Par Petroleum Holdings, L.L.C. and Whitebox Multi-Strategy Partners, L.P. to reallocate the proportionate amount of our common stock that the 5% Shareholders are permitted to transfer among our remaining 5% Shareholders. In accordance with Article 11 of our certificate of incorporation, the Board has approved, on a prospective basis, one or more Transfers (as defined in our certificate of incorporation) of shares of our common stock by the remaining 5% Shareholders up to the new allocation amounts included on a schedule to the Allocation Agreement.

Warrants

On August 31, 2012, pursuant to the terms of a warrant issuance agreement (the “Warrant Issuance Agreement”), we issued warrants (the “Warrants”) to purchase up to an aggregate of 959,213 shares (the “Warrant Shares”) of our common stock. The holders of the Warrants are entitled to purchase Warrant Shares at an exercise price of $0.10 per share, subject to certain adjustments from time to time. The Warrants expire on the earlier of August 31, 2022 or the occurrence of certain merger or consolidation transactions. At August 31, 2016, Warrants to purchase an aggregate of 345,135 Warrant Shares were outstanding.

The initial number of Warrant Shares was determined based on the number of shares of our common stock issued as allowed claims by the U.S. Bankruptcy Court for the District of Delaware pursuant to the plan of reorganization. The number of Warrant Shares and the exercise price will be adjusted in the event that any additional shares of our common stock or securities convertible into our common stock (the “Unresolved Bankruptcy Shares”) are authorized to be issued under the plan of reorganization by the bankruptcy court after August 31, 2012, as a result of any unresolved bankruptcy claims under the plan of reorganization. Upon each issuance of any Unresolved Bankruptcy Shares, the exercise price will be reduced to an amount equal to the product obtained by multiplying (A) the exercise price in effect immediately prior to such issuance or sale, by (B) a fraction, the numerator of which will be (x) 14,765,581 and (y) the denominator of which will be sum of (1) 14,765,581 and (2) and the number of additional Unresolved Bankruptcy Shares authorized for issuance under the plan of reorganization. Upon each such adjustment of the exercise price, the number of Warrant Shares will be increased to the number of shares determined by multiplying (A) the number of Warrant Shares which could be obtained upon exercise of such Warrant immediately prior to such adjustment by (B) a fraction, the numerator of which will be the exercise price in effect immediately prior to such adjustment and the denominator of which will be the exercise price in effect immediately after such adjustment.

The number of shares of our common stock issuable upon exercise of the Warrants and the exercise prices of the Warrants will be adjusted in connection with certain issuances or sales of shares of our common stock and convertible securities, or any subdivision, reclassification or combinations of common stock, as set forth in the Warrant Issuance Agreement. Additionally, in the case of any reclassification or capital reorganization of our capital stock, the holder of each Warrant outstanding immediately prior to the occurrence of such reclassification or reorganization shall have the right to receive upon exercise of the applicable Warrant, the kind and amount of stock, other securities, cash or other property that such holder would have received if such Warrant had been exercised.

Preferred Stock

The Board is authorized to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the powers, designation, preferences and rights of each series and the qualifications, limitations or restrictions of each series, including:

•	the designation of the series and the number of shares to constitute the series;

•	the dividend rate of the series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or noncumulative;

•	whether the shares of the series shall be subject to redemption by the Company and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

•	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series;

•	whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the Company, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

•	the extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise;

•	the restrictions, if any, on the issue or reissue of any additional preferred stock; and

•	rights of the holders of the shares of the series upon the dissolution, liquidation, or winding up of the Company.

The prospectus supplement relating to any series of preferred stock we offer will include specific terms relating to the offering. The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified by the certificate of designation relating to the applicable series of preferred stock. You should read that document for provisions that may be important to you. We will include that document as an exhibit to a filing with the Commission in connection with an offering of preferred stock.

The authorized shares of preferred stock, as well as shares of common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by the rules of any stock exchange or automated quotation system on which our securities are listed or traded. If the approval of our stockholders is not required for the issuance of shares of preferred stock or common stock, the Board may determine not to seek stockholder approval.

Although the Board has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. The Board will make any determination to issue shares based on its judgment as to our best interests and the best interests of our stockholders. The Board, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt, including a tender offer or other transaction that some, or a majority of, our stockholders might believe to be in their best interests or that might result in stockholders receiving a premium for their stock over the then current market price of the stock.

Anti-Takeover Provisions

As noted above, because our stockholders do not have cumulative voting rights, stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors. Our certificate of incorporation and our bylaws provide that only the chairman of the Board, the chief executive officer, or any officer upon the written request of a majority of the Board, may call a special meeting of the stockholders.

Our certificate of incorporation requires a 66 2/3% stockholder vote for the amendment or repeal of certain provisions of the certificate of incorporation relating to the liability of directors, indemnification of officers and directors, and the transfer restrictions noted above. Our bylaws require a 66 2/3% stockholder vote for the amendment or repeal of certain provisions of the bylaws. The combination of the lack of cumulative voting and the 66 2/3% stockholder voting requirements will make it more difficult for existing stockholders to replace the Board as well as for another party to obtain control of us by replacing the Board. Because the Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.

These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of us. These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

As noted above, our certificate of incorporation contains restrictions on the transfer of Company Securities by holders who are, or would become as a result of such transfer, 5% Shareholders. These restrictions on transfer may have the effect of preserving effective control of us by our principal stockholders and preserving the tenure of the Board and management.

In addition, we are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”) which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the Board of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the Board and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 of the DGCL defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or is an affiliate or associate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Stockholders Agreement

We entered into a stockholders agreement in April 2015 for the benefit of the holders of any of our securities entitled to vote for members of the Board providing that in the event that we are no longer required to file annual and quarterly reports with the SEC, we will provide, as soon as reasonably practicable, comparable audited reports on an annual basis, unaudited reports on a quarterly basis (which annual and quarterly reports shall contain substantially similar descriptions of business and management discussion and analysis provisions as are then required to be included in relevant filings with the SEC), and earnings releases on a quarterly basis, made available to such holders through a secure website and subject to a standard click-through access and confidentiality agreement.

Registration Rights Agreements

Registration Rights Agreement

The company and certain of our stockholders (the “Rights Holders”), including affiliates of ZCOF and Whitebox Advisors, LLC (“Whitebox”), are parties a registration rights agreement (the “Registration Rights Agreement”) providing the Rights Holders with certain registration rights.

Pursuant to the Registration Rights Agreement, among other things, any Rights Holder or group of Rights Holders that, together with its or their affiliates, holds more than fifteen percent (15%) of the Registrable Shares (as defined in the Registration Rights Agreement), will have the right to require the Company to file with the SEC, a registration statement on Form S-1 or S-3, or any other appropriate form under the Securities Act or the Exchange Act for a public offering of all or part of its Registrable Shares (a “Demand Registration”) by delivery of written notice to the Company, or a demand request.

Within 90 days after receiving the demand request, we are required to file with the SEC the registration statement, on any form for which we then qualify and which is available for the sale of the Registrable Shares in accordance with the intended methods of distribution thereof, with respect to the demand registration. We are required to use commercially reasonable efforts to cause the registration statement to be declared effective as soon as practicable after such filing. We will not be obligated (i) to effect a demand registration within ninety (90) days after the effective date of a previous demand registration, other than for a shelf registration, or (ii) to effect a demand registration unless the demand request is for a number of Registrable Shares with an expected market value that is equal to at least (x) $15 million as of the date of such demand request or is for one hundred percent of the demanding holders of Registrable Shares with respect to any demand registration made on Form S-1 or (y) $5 million as of the date of such demand request with respect to any demand registration made on Form S-3.

Upon receipt of any demand request, we are required to give written notice, within ten (10) days of such demand request, to all other holders of Registrable Shares, who will have the right to elect to include in any subsequent demand registration such portion of their Registrable Shares as they may request, subject to certain exceptions.

In addition, subject to certain exceptions, if we propose to register any class of our common stock for sale to the public, we are required, subject to certain conditions, to include all Registrable Shares with respect to which the Company has received written requests for inclusion.

The rights of a holder of Registrable Shares may be transferred, assigned or otherwise conveyed to any transferee or assignee of such Registrable Shares, subject to applicable state and federal securities laws and regulations and our certificate of incorporation. We will be responsible for expenses relating to the registrations contemplated by the Registration Rights Agreement.

The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as suspension periods and, if a registration is for an underwritten offering, limitations on the number of shares to be included in the underwritten offering imposed by the managing underwriter.

Pursuant to the Registration Rights Agreement, a registration statement relating to resales by affiliates of ZCOF and Whitebox of the shares received by them in connection with our emergence from bankruptcy on August 31, 2012 was declared effective by the SEC on June 23, 2015.

Private Placement Registration Rights Agreement

In connection with our private placement of approximately 14.4 million shares of common stock in September 2013, we entered into a registration rights agreement with the purchasers in the private placement (the

“Private Placement Registration Rights Agreement”). Under the Private Placement Registration Rights Agreement, we agreed to file with the SEC within 60 days after the closing date of the private placement and to use our commercially reasonable efforts to cause to become effective a registration statement relating to the shares. We also agreed to use our commercially reasonable efforts to keep the registration statement effective until the earliest to occur of (i) the disposition of all registrable securities, (ii) the availability under Rule 144 for each holder of registrable securities to immediately freely resell such registrable securities without volume restrictions or (iii) the third anniversary of the effective date of the registration statement.

The Private Placement Registration Rights Agreement also provides the right for a holder or group of holders of more than $50 million of registrable securities to demand that we conduct an underwritten public offering of the registrable securities. However, the demanding holders are limited to a total of three such underwritten offerings, with no more than one demand request for an underwritten offering made in any 365 day period. Additionally, the Private Placement Registration Rights Agreement contains customary indemnification rights and obligations for both us and the holders of registrable securities.

A registration statement relating to the shares of common stock issued in the Private Placement was declared effective by the SEC on December 18, 2013. In March 2015, we became ineligible to use Form S-3. Subsequently, we suspended the use of the registration statement and received a waiver from the holders of a majority of the shares of common stock issued in the Private Placement of our obligation to pay liquidated damages under the Private Placement Registration Rights Agreement, subject to certain conditions. Pursuant to the Private Placement Registration Rights Agreement, a registration statement relating to the resales by certain purchasers of the shares purchased in the Private Placement was declared effective by the SEC on July 23, 2015 (the “2015 Registration Statement”). Pursuant to the Private Placement Registration Rights Agreement, a registration statement relating to resales by certain of the purchasers of the shares purchased in the Private Placement was declared effective by the SEC on June 23, 2015.

Notes Offering Registration Rights

In connection with the closing of the offering of our 5.00% convertible senior notes due 2021, we entered into a registration rights agreement with the initial purchasers under which we agreed for the benefit of the holders of the Notes and any shares of our common stock issuable upon conversion of the Notes or in respect of any make-whole premium that we will, at our cost:

•	file a shelf registration statement (which shall be an automatic shelf registration statement if we are then a well-known seasoned issuer (“WKSI”)) with the SEC as soon as practicable following the first date of original issuance of the Notes and in any event on or prior to the 90th day after the first date of original issuance of the Notes, covering resales of any shares of our common stock issuable upon conversion of the Notes and in respect of any make-whole premium;

•	if we are not a WKSI on such 90th day, use our best efforts to cause the shelf registration statement to become effective within 180 days after the first date of original issuance of the Notes; and

•	use our best efforts to keep the shelf registration statement effective until the earlier of (1) the 120th calendar day immediately following the maturity date or (2) the date on which there are no longer outstanding any Notes or “restricted” (within the meaning of Rule 144) shares of our common stock that have been received upon conversion of the Notes or in respect of any make-whole premium.

Pursuant to the terms of the Note Offering Registration Rights Agreement, a shelf registration relating to the resales by holders of the Notes is expected to be filed concurrently with the filing of the shelf registration statement of which this prospectus is a part.

We may suspend the effectiveness of the shelf registration statement or the use of the prospectus that is part of the shelf registration statement during specified periods under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events. We need not specify the nature of the event giving rise to a suspension in any suspension notice to holders of the Notes. Each holder, by its acceptance of the Notes, agrees to hold any such suspension notice in response to a notice of a proposed sale in confidence. Except in the case of a suspension period as the result of the filing of a post-effective amendment solely to add additional selling security holders, any suspension period may not exceed an aggregate of:

•	30 days in any 90-day period; or

•	60 days in any 360-day period.

However, if the disclosure relates to a proposed or pending material business transaction, the disclosure of which the Board determines in good faith would be reasonably likely to impede our ability to consummate such transaction, or would otherwise be seriously detrimental to us and our subsidiaries taken as a whole, we may extend the suspension period from 30 days to 45 days in any 90-day period or from 60 days to 90 days in any 360-day period.

Each of the following is a registration default:

•	the registration statement has not been filed (and become effective upon such filing if we are then a WKSI) prior to or on the 90th day following the first date of original issuance of the Notes;

•	if we are not a WKSI on such 90th day, the registration statement has not been declared effective prior to or on the 180th day following the first date of original issuance of the Notes;

•	we have not, through our omission, named as a selling securityholder in the prospectus, a prospectus supplement or post-effective amendment a holder who has supplied the questionnaire described below and who is entitled to be so named as a selling securityholder within the required time periods as described below; or

•	at any time after the effectiveness date, the registration statement ceases to be effective or is not usable and (1) we do not cure the lapse of effectiveness or usability within ten business days by a post-effective amendment, prospectus supplement or report filed under the Exchange Act (other than (a) in the case of a suspension period described in the preceding paragraph or (b) in the case of a suspension of the registration statement as the result of the filing of a post-effective amendment solely to add additional selling securityholders), (2) a suspension period, when aggregated with other suspension periods during the prior 90-day period, continues, unterminated, for more than 30 days or, if applicable, 45 days or (3) a suspension period, when aggregated with other suspension periods during the prior 360-day period, continues, unterminated, for more than 60 days or, if applicable, 90 days.

If a registration default occurs, predetermined liquidated damages will accrue on the Notes, from, and including, the day following such registration default to, but excluding, the earlier of (1) the day on which such registration default has been cured and (2) the date the registration statement is no longer required to be kept effective for our common stock. The liquidated damages will be paid to those entitled to interest payments on such dates semiannually in arrears on each June 15 and December 15 and will accrue at a rate per year equal to:

•	0.25% of the principal amount of the Notes to, and including, the 90th day following such registration default; and

•	0.50% of the principal amount of the Notes from, and after, the 91st day following such registration default.

We will not pay liquidated damages on any Note after it has been converted into shares of our common stock. If a Note ceases to be outstanding during a registration default (as a result of the holder exercising its conversion rights or otherwise), we will prorate the liquidated damages to be paid with respect to that Note.

In no event will liquidated damages exceed 0.50% per year. If a holder converts some or all of its Notes and we issue any shares of our common stock to satisfy all or any portion of our conversion obligation or if we issue any shares of our common stock in respect of any make-whole premium, in each case, when there exists a registration default, such holder will not be entitled to receive liquidated damages on such common stock, and we will instead increase the conversion rate or the amount of such make-whole premium, as the case may be, by 3% for each $1,000 principal amount of Notes. If a registration default occurs after a holder has converted its Notes into shares of our common stock or after we have issued shares of our common stock in respect of any make-whole premium, such holder will not be entitled to any compensation with respect to such common stock. Other than our obligations to pay liquidated damages, we will not have any liability for damages with respect to a registration default on any registrable securities.

A holder who elects to sell securities under the shelf registration statement will:

•	be required to be named as a selling securityholder in the related prospectus;

•	be required to deliver a prospectus to purchasers;

•	be subject to the civil liability provisions under the Securities Act in connection with any sales; and

•	be subject to the provisions of the registration rights agreement, including indemnification provisions.

Under the registration rights agreement, we will:

•	pay all expenses of the shelf registration statement;

•	provide each registered holder with copies of the prospectus;

•	notify holders when the shelf registration statement has become effective; and

•	take other reasonable actions as are required to permit unrestricted resales of shares of our common stock issued upon conversion of the Notes or in respect of any make-whole premium in accordance with the terms and conditions of the registration rights agreement.

Bridge Notes Registration Rights

In connection with the issuance of our 2.50% convertible subordinated bridge notes (the “Bridge Notes”), we entered into the Bridge Note Registration Rights Agreement with the purchasers of the Bridge Notes (the “Bridge Notes Purchasers”). The Bridge Notes Registration Rights Agreement requires us (i) to file, no later than the fifth day following the earlier of (A) the consummation of our pending rights offering or (B) October 12, 2016 or, if extended, November 14, 2016 (the “Filing Deadline”), with the SEC a shelf registration statement covering resales of the shares of our common stock, if any, issuable upon (1) conversion of the Bridge Notes, (2) exercise of subscription rights by any Bridge Note Purchaser or its affiliates pursuant to our pending rights offering, and (3) a stock dividend or stock split or in connection with any combination of shares, recapitalization, merger, consolidation or other reorganization, other than shares freely tradeable without any limitations or restrictions under the Securities Act, (ii) to use our commercially reasonable efforts to cause such shelf registration statement to be declared effective by the SEC no later than (A) the earlier of December 14, 2016 or 60 days after the Filing Deadline or (B) if earlier, five business days after the date on which the SEC informs us that it will not review the shelf registration statement, and (iii) to use our commercially reasonable efforts to keep such shelf registration statement effective until the earlier of (A) the date on which all of such shares have been sold, (B) the date on which such shares may be sold without volume restrictions under Rule 144 of the Securities Act, or (C) the third anniversary of the effective date of such shelf registration statement.

If we do not fulfill our obligations under the Bridge Notes Registration Rights Agreement with respect to the filing deadline, effectiveness deadline or effectiveness period of a registration statement, we will be required to pay the holders of the Bridge Notes liquidated damages in an amount in cash equal to 1.00% of such holder’s “Allocated Purchase Price,” which is the amount effectively paid by such holder for the common stock acquired upon conversion of the Bridge Notes, per calendar month or portion thereof prior to the cure of such event of default. The maximum payment of liquidated damages to any such holder associated with all events of default will not exceed 5.00% of such holder’s Allocated Purchase Price.

Listing

Our common stock is quoted on the NYSE MKT under the symbol “PARR.”

Transfer Agent and Registrar

American Stock Transfer & Trust Company is transfer agent and registrar for our common stock.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to have shares of preferred stock be represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company selected by us as the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of preferred stock underlying such depositary share, to all the rights and preferences of the preferred stock underlying such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

Unless otherwise specified in this prospectus supplement, a holder of depositary shares is not entitled to receive the shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto or the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Depositary Shares

If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. Whenever we redeem preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by another equitable method as may be determined by us.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds deposited by us with the depositary for any depositary shares which the holders thereof fail to redeem shall be returned to us after a period of two years from the date such funds are so deposited.

Voting

Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so.

Amendment of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary, provided, however, that any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any exchange or redemption of the preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

We, or at our option, the depositary, will forward to the holders of depositary shares all reports and communications from us which we are required to furnish to the holders of preferred stock.

Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstances beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our duties thereunder and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary share or preferred stock unless satisfactory indemnity has been furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary will be appointed by us within 60 days after delivery of the notice of resignation or removal. The deposit agreement may be terminated at our direction or by the depositary if a period of 90 days has expired after the depositary has delivered to us written notice of its election to resign and a successor depositary has not been appointed. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver preferred stock certificates, together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary shall deliver all books, records, certificates evidencing preferred stock, depositary receipts and other documents relating to the subject matter of the depositary agreement to us.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, common stock, depositary shares, purchase contracts or units that are registered pursuant to the registration statement to which this prospectus relates. We may issue warrants independently or together with other securities that are registered pursuant to the registration statement to which this prospectus relates. Warrants sold with other securities may be attached to or separate from the other securities. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that we will name in the prospectus supplement. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

General

If warrants are offered, the prospectus supplement relating to a series of warrants will include the specific terms of the warrants, including:

•	the offering price;

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the dates or periods during which the warrants can be exercised;

•	whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

•	any special tax implications of the warrants or their exercise;

•	any antidilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants; and

•	any other terms of the warrants.

Transfers and Exchanges

A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to exercise, holders of warrants will have none of the rights of holders of the underlying securities.

Exercise

Holders will be able to exercise warrants up to 5:00 P.M. New York City time on the date set forth in the prospectus supplement as the expiration date.

After this time, unless we have extended the expiration date, the unexercised warrants will be void.

Subject to any restrictions and additional requirements that may be set forth in a prospectus supplement, holders of warrants may exercise them by delivering to the warrant agent at its corporate trust office the following:

•	warrant certificates properly completed; and

•	payment of the exercise price.

As soon as practicable after the delivery, we will issue and deliver to the indicated holder the securities purchasable upon exercise. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

No Rights of Security Holder Prior to Exercise

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

•	in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

•	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility if we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.

Title

We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock, preferred stock, depositary shares, other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

•	the date of determining the securityholders entitled to the subscription rights distribution;

•	the price, if any, for the subscription rights;

•	the exercise price payable for the common stock, preferred stock, depositary shares or other securities upon the exercise of the subscription right;

•	the number of subscription rights issued to each securityholder;

•	the amount of common stock, preferred stock, depositary shares or other securities that may be purchased per each subscription right;

•	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

•	any applicable federal income tax considerations; and

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a specified number, or amount, of securities at a future date or dates. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security covered by this prospectus, U.S. Treasury security or other U.S. government or agency obligation. The holder of the unit may be required to pledge the debt, preferred security, U.S. Treasury security or other U.S. government or agency obligation to secure its obligations under the purchase contract.

If purchase contracts are offered, the prospectus supplement will specify the material terms of the purchase contracts, the units and any applicable pledge or depository arrangements, including one or more of the following:

•	the stated amount that a holder will be obligated to pay under the purchase contract in order to purchase the underlying security;

•	the settlement date or dates on which the holder will be obligated to purchase the underlying security and whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which any early settlement would occur;

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

•	the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number, or amount, of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract;

•	whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security with an aggregate principal amount or liquidation amount equal to the stated amount;

•	the type of security, if any, that is pledged by the holder to secure its obligations under a purchase contract;

•	the terms of the pledge arrangement relating to the security, including the terms on which distributions or payments of interest and principal on the security will be retained by a collateral agent, delivered to us or be distributed to the holder; and

•	the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, debt securities, subscription rights, purchase contracts or any combination of such securities, including guarantees of non-convertible debt securities. The applicable prospectus supplement will describe:

•	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

•	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

We may issue the debt securities, warrants, purchase contracts and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as “participants” or persons that may hold interests through such participants.

Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities represented by the global security beneficially owned by the participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities.

Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture, warrant agreement, purchase contract or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for the global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase contracts or units represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for any securities represented by a global security, or its nominee, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee, warrant agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

PLAN OF DISTRIBUTION

We may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also sell our securities upon the exercise of subscription rights that may be distributed to security holders. We may use these methods in any combination.

We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or any related free writing prospectus, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or any related free writing prospectus are underwriters of the securities offered thereby.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the New York Stock Exchange, NYSE MKT or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

By Underwriters

We may use an underwriter or underwriters in the offer or sale of our securities.

•	If we use an underwriter or underwriters, the offered securities will be acquired by the underwriters for their own account.

•	We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.

•	The underwriters will use this prospectus and the prospectus supplement to sell our securities.

We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:

•	to purchase from us up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of common stock; or

•	to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common stock or any other outstanding security.

The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security.

The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

By Dealers

We may use a dealer to sell our securities.

•	If we use a dealer, we, as principal, will sell our securities to the dealer.

•	The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

By Agents

We may designate agents to solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.

•	Unless we indicate otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

By Delayed Delivery Contracts

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

•	We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Direct Sales

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Each series of securities offered by this prospectus (other than common stock) may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or other offering materials; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed on for us by Porter Hedges LLP, Houston, Texas. The validity of issuance of certain of the offered securities and other matters arising under Hawaii law are being passed upon by Kobayashi Sugita & Goda, LLP, Honolulu, Hawaii. The validity of issuance of certain of the offered securities and other matters arising under Alberta law are being passed upon by Blake, Cassels & Graydon LLP, Calgary, Alberta. The validity of issuance of certain of the offered securities and other matters arising under Wyoming law are being passed upon by Holland & Hart LLP. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of Par Pacific Holdings, Inc. and its subsidiaries, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of our internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Laramie Energy, LLC as of and for the year ended December 31, 2015, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The balance sheet of Laramie Energy, LLC as of December 31, 2014, and the related statements of operations, members’ equity, and cash flows for the years ended December 31, 2014 and 2013, included in our Annual Report on Form 10-K for the year ended December 31, 2015, and incorporated by reference herein have been audited by EKS&H LLLP, an independent registered public accounting firm as stated in their report, which is incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Hermes Consolidated, LLC and Subsidiary as of and for the year ended December 31, 2015, incorporated in this prospectus by reference from Amendment No. 1 to the Current Report on Form 8-K of Par Pacific Holdings, Inc. dated August 29, 2016, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of Tesoro Hawaii (as described in Note A to the combined financial statements) as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012, included in our Current Report on Form 8-K/A filed with the SEC on November 14, 2013, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such combined financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The information included in or incorporated by reference into this prospectus regarding estimated quantities of our proved reserves, the future net revenues from those reserves and their present value is based, in part, on estimates of reserves and future net revenue as of December 31, 2015, that were prepared by Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm. These estimates are aggregated and the sums are included in or incorporated by reference into this prospectus in reliance upon the authority of the firm as an expert in these matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$7,532.36
Accounting fees and expenses	$50,000.00
Legal fees and expenses	$50,000.00
Printing and engraving expenses	$10,000.00
Miscellaneous	$5,000.00

Total	$122,532.36

Item 15.	Indemnification of Directors and Officers.

The general effect of the following is to provide indemnification to officers, directors and control persons for liabilities that may arise by reason of their status as officers, directors or control persons, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of assets or transactions from which the officer, director or control person derived an improper benefit.

Delaware General Corporation Law

Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

In an action brought to obtain a judgment in the corporation’s favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys’ fees).

The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors, (ii) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the stockholders.

As permitted by the DGCL, the Company’s bylaws provide that the Company will indemnify its directors, officers, employees and agents against certain liabilities that they may incur in their capacities as directors, officers, employees and agents. Furthermore, the Company’s certificate of incorporation indemnifies its directors, officers, employees, and agents, together referred to as the Authorized Representatives, against certain liabilities arising on or after August 31, 2012, the effective date of the Third Amended Joint Chapter 11 Plan of Reorganization of Delta Petroleum Corporation and Its Debtor Affiliates, dated August 16, 2012, to the extent such Authorized Representatives acted in good faith and in a manner such Authorized Representatives reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Authorized Representatives’ conduct was unlawful. The Company has also entered into indemnification agreements with its officers and directors providing for indemnification to the maximum extent permitted under the DGCL. The Company has director and officer liability insurance policies that provide coverage of up to $10 million.

Delaware Limited Liability Company Act

Section 18-108 of the Delaware Limited Liability Company Act, or the Delaware LLC Act, provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Limited Liability Company Agreements of Mid Pac Petroleum, LLC, Par Petroleum, LLC, Par Hawaii Shared Services, LLC and Par Wyoming, LLC provide that, to the full extent permitted by the Delaware LLC Act, each manager and officer of each company will be entitled to indemnification for any loss, damage or claim incurred by such person in good faith on behalf of Mid Pac Petroleum, LLC, Par Petroleum, LLC, Par Hawaii Shared Services, LLC or Par Wyoming, LLC, as applicable, and in a manner reasonably believed to be within the scope of the authority conferred on such person; provided, however, that any indemnity will be provided exclusively out of and to the extent of the assets of Mid Pac Petroleum, LLC, Par Petroleum, LLC, Par Hawaii Shared Services, LLC or Par Wyoming, LLC, as applicable. The Second Amended and Restated Limited Liability Company Agreement of Hermes Consolidated, LLC provides that, to the fullest extent permitted by applicable law, a person or entity, by reason of the fact that such person or entity is or was a member or manager of Hermes Consolidated, LLC, shall be entitled to indemnification for any expenses, attorneys’ fees, court costs, judgments, fines, amounts paid in settlement or other losses incurred or suffered and advance expenses incurred in connection defending or otherwise participating in an action, suit or proceeding. The Limited Liability Company Agreements of each of EWI LLC, HEWW Equipment LLC, Par New Mexico LLC, Par Point Arguello LLC, Par Utah LLC and Par Washington LLC, all of which are managed by their sole member, Par Pacific Holdings, Inc., provide that the sole member of each company is entitled to indemnification, to the full extent permitted by the Delaware LLC Act, for any loss, damage or claim incurred by the sole member in good faith on behalf of EWI LLC, Par Petroleum, LLC, HEWW Equipment LLC, Par New Mexico LLC, Par Point Arguello LLC, Par Utah LLC or Par Washington LLC, as applicable, and in a manner reasonably believed to be within the scope of the authority conferred on the sole member; provided, however, that any indemnity will be provided exclusively out of and to the extent of the assets of EWI LLC, Par Petroleum, LLC, HEWW Equipment LLC, Par New Mexico LLC, Par Point Arguello LLC, Par Utah LLC or Par Washington LLC, as applicable.

Hawaii Business Corporation Act

Section 414-242 of Chapter 414, Hawaii Revised Statutes, the Hawaii Business Corporation Act, or the HBCA, provides that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if:

•	the individual conducted himself or herself in good faith and the individual reasonably believed (i) in the case of conduct in the individual’s official capacity, that the individual’s conduct was in the best interests of the corporation, and (ii) in all other cases, that the individual’s conduct was at least not opposed to the best interests of the corporation; and

•	in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful; or

•	the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the corporation’s articles of incorporation.

To the extent that a director is wholly successful in the defense of any proceeding to which the director was a party because the director was a director of the corporation, the corporation is required by Section 414-243 of the HBCA to indemnify such director for reasonable expenses incurred thereby.

Under Section 414-244 of the HBCA, a corporation, before final disposition of a proceeding, may advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because the director is a director of the corporation if the director delivers certain written affirmations and certain undertakings. Under certain circumstances, under Section 414-245 of the HBCA, a director may apply for and obtain indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction.

Further, under Section 414-246 of the HBCA, indemnification may be made only as authorized in a specific proceeding upon a determination that indemnification is permissible because a director has met the relevant standard of conduct, with such determination to be made:

•	if there are two or more “disinterested directors” (as defined in Section 414-241 of the HBCA) by the board of directors by a majority vote of a quorum consisting of all of the disinterested directors;

•	by special legal counsel; or

•	by a majority vote of the shareholders.

Under the Amended and Restated Bylaws of each of Par Hawaii, Inc. (formerly known as Koko’oha Investments, Inc.), Inter Island Petroleum, Inc., Senter Petroleum, Inc., Oahu Petroleum, Inc. Kauai Automated Fuel Service, Inc., Kauai Petroleum Co., Ltd. and Island Petroleum, Inc., each, a Hawaii Corporation, is obligated to indemnify any officer or director who was, is or is threatened to be made a party to a proceeding because such officer or director is an officer or director of such Hawaii Corporation against liability incurred in the proceeding if (a) the officer or director conducted himself or herself in good faith, and (b) the officer or director reasonably believed (i) in the case of conduct of official capacity, that the officer’s or director’s conduct was in the best interests of such Hawaii Corporation, and (ii) in all other cases, that the officer’s or director’s conduct was at least not opposed to the best interests of such Hawaii Corporation, and (c) in the case of any criminal proceeding, the officer or director had no reasonable cause to believe the officer’s or director’s conduct was unlawful. The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the officer or director did not meet the relevant standard of conduct required under the Amended and Restated Bylaws.

Pursuant to the Amended and Restated Bylaws, Section 414-242(d) of the HBCA, which restricts a corporation from indemnifying a director, absent a court order, in connection with proceedings by or in the right of the corporation or with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, will not apply unless it is determined that such indemnification was not proper as provided under the Amended and Restated Bylaws.

The Amended and Restated Bylaws obligate each Hawaii Corporation to indemnify an officer or director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the officer or director was a party because the officer or director was an officer or director, respectively, of such Hawaii Corporation, against reasonable expenses incurred by the officer or director in connection with the proceeding. In other situations, a Hawaii Corporation will indemnify the director or officer only if authorized for a specific proceeding after a determination has been made that indemnification is permissible because the director or officer has met the relevant standard of conduct. This determination will be made:

•	if there are two or more “disinterested directors” (as in Section 414-241 of the HBCA), by a majority vote of a quorum consisting of all of the disinterested directors of the respective Hawaii Corporation;

•	by special legal counsel;

•	by a majority vote of the shareholders of the respective Hawaii corporation; or

•	in accordance with Section 414-245 of the HBCA, by the court conducting the proceeding or another court of competent jurisdiction upon application made by the officer or director who is a party to the proceeding because such officer or director is an officer or director of the respective Hawaii Corporation.

The Amended and Restated Bylaws provide that expenses incurred by a director or officer who is a party to a proceeding shall be paid by the respective Hawaii Corporation in advance of the final disposition of such proceeding upon receipt of (i) a written affirmation of the officer’s or director’s good faith belief that the officer or director has met the relevant standard of conduct described in the Amended and Restated Bylaws or that the proceeding involves conduct for which liability has been eliminated under a provision of such Hawaii Corporation’s Articles of Incorporation, and (ii) the officer’s or director’s written undertaking to repay any funds advanced if the officer or director is not entitled to mandatory indemnification under the Amended and Restated Bylaws and it is ultimately determined under the Amended and Restated Bylaws that the officer or director has not met the relevant standard of conduct described therein. The officer or director seeking indemnification hereunder must give respective Hawaii Corporation notice as soon as practicable of any claim made against the officer or director for which indemnification will or could be sought thereunder.

Any indemnification pursuant to the Amended and Restated Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled, both as to action in a person’s official capacity and as to action in another capacity while holding the office, and shall continue as to the person who has ceased to be a director or officer and shall inure to the benefit of the heirs and personal representatives of such a person.

Each Hawaii Corporation may purchase and maintain insurance on behalf of any person who is a director or officer of such Hawaii Corporation, or who, while a director or officer of such Hawaii Corporation, serves at such Hawaii Corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against any liability asserted against or incurred by the director or officer in that capacity or arising out of the director’s or officer’s status as a director of officer, whether or not such Hawaii Corporation would have the power to indemnify or advance expenses to the director or officer against such liability under.

Hawaii Uniform Limited Liability Company Act

Section 428-303 of Chapter 428, Hawaii Revised Statutes, the Hawaii Uniform Limited Liability Company Act, or the Hawaii LLC Act, provides that a member or manager of a Limited Liability Company shall not be personally liable for any debt, obligation, or liability of the company solely by reason of being or acting as a member or a manager of the company. As permitted by the Hawaii LLC Act, the Amended and Restated Operating Agreement of Mid Pac CS, LLC provides that to the full extent permitted by the Hawaii LLC Act, the managers and officers of Mid Pac CS, LLC are entitled to indemnification from Mid Pac CS, LLC for any loss, damage or claim incurred by reason of any act or omission performed or omitted in good faith by such manager or officer on behalf of Mid Pac CS, LLC and in a manner reasonably believed to be within their scope of the authority, other than in respect of any loss, damage or claim incurred by reason of their gross negligence or willful misconduct. The Amended and Restated Limited Liability Company Agreements of Par Hawaii Refining, LLC (formerly known as Hawaii Independent Energy, LLC) and HIE Retail, LLC provide that, to the full extent permitted by the Delaware LLC Act, each manager and officer of Par Hawaii Refining, LLC and HIE Retail, LLC will be entitled to indemnification for any loss, damage or claim incurred by such person in good faith on behalf of Par Hawaii Refining, LLC or HIE Retail, LLC, as applicable, and in a manner reasonably believed to be within the scope of the authority conferred on such person; provided, however, that such person will not be entitled to indemnification for any loss, damage or claim incurred by reason of gross negligence or willful misconduct of such person and any indemnity will be provided exclusively out of and to the extent of the assets of Par Hawaii Refining, LLC or HIE Retail, LLC, as applicable.

Alberta Business Corporation Act

Section 124 of the Business Corporations Act (Alberta), or the ABCA, provides that a corporation may indemnify an individual who is or was a director or officer of such corporation, or who is or was, at the request of the corporation, a director or officer of another corporation of which the corporation is or was a shareholder or creditor against all costs, charges and expenses (including an amount paid to settle an action or satisfy a judgment) reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of that corporation.

The ABCA does not permit indemnification unless the person seeking indemnification has acted in good faith with a view to the best interests of the corporation. In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer must also have had reasonable grounds for believing that the conduct was lawful. In addition to the above criteria, the director or officer seeking indemnity must be substantially successful on the merits in such person’s defence of the action or proceeding and be fairly and reasonably entitled to indemnity. A corporation may advance funds to a director or officer who has met the requirements under the ABCA in order to defray the costs, charges and expenses of a proceeding, however, if the director or officer is not fairly and reasonably entitled to indemnity, then such person must repay the funds that were advanced on his or her behalf.

In an action brought to obtain a judgment in the corporation’s favor, whether by the corporation itself or on its behalf, a corporation may indemnify a director or officer described above, with approval of the court, against all costs, charges and expenses reasonably incurred by such person in connection with the action provided such person has acted in good faith with a view to the best interests of the corporation, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the conduct was lawful.

The ABCA permits the corporation to purchase and maintain insurance for the benefit of any director or officer referred to above against any liability that may be incurred by the person in the person’s capacity as a director or officer of the corporation, or a director or officer of another entity, where the person is acting in such capacity at the request of the corporation, except when the liability relates to the person’s failure to act honestly and in good faith with a view to the best interest of the corporation or another entity, as applicable.

Under the bylaws of Texadian Energy Canada Limited, the corporation will, subject to the ABCA, indemnify a director or officer, a former director or officer, or a person who acts or acted at the corporation’s request as a director or officer of another entity of which the corporation is or was a shareholder or creditor against all costs, charges and expenses (including an amount paid to settle an action or satisfy a judgment) reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation, if he or she acted honestly and in good faith with a view to the best interests of the corporation and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the conduct was lawful. The corporation may also indemnify such person in such other circumstances as the ABCA or other law permits.

Wyoming Limited Liability Company Act

Section 17-29-408 of the Wyoming Limited Liability Company Act, or the Wyoming LLC Act, provides that a limited liability company shall indemnify for any debt, obligation or other liability incurred by a member of a member-managed company or a manager of a manager-managed company in the course of the member’s or manager’s activities on behalf of the company, if, in incurring such debt, obligation or other liability, the member or manager complied with the duties stated in the Wyoming LLC Act. The Wyoming LLC Act also provides that a limited liability company may purchase and maintain insurance on behalf of a member or manager of the company against liability asserted against or incurred by the member or manager in that capacity or arising from that status. The Limited Liability Company Agreement of Wyoming Pipeline Company, LLC is silent with regards to indemnification of members or managers.

Item 16.	Exhibits.

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement.*

2.1	Third Amended Joint Chapter 11 Plan of Reorganization of Delta Petroleum Corporation and Its Debtor Affiliates dated August 13, 2012. Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 7, 2012.****

2.2	Contribution Agreement, dated as of June 4, 2012, among Piceance Energy, LLC, Laramie Energy, LLC and the Company. Incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on June 8, 2012.****

2.3	Purchase and Sale Agreement dated as of December 31, 2012, by and among the Company, SEACOR Energy Holdings Inc., SEACOR Holdings Inc., and Gateway Terminals LLC. Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 3, 2013.****

2.4	Membership Interest Purchase Agreement dated as at June 17, 2013, by and among Tesoro Corporation, Tesoro Hawaii, LLC and Hawaii Pacific Energy, LLC. Incorporated by reference to Exhibit 2.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013, filed on August 14, 2013.****

2.5	Agreement and Plan of Merger dated as of June 2, 2014, by and among the Company, Bogey, Inc., Koko’oha Investments, Inc., and Bill D. Mills, in his capacity as the Shareholders’ Representative. Incorporated by reference to Exhibit 2.5 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, filed on August 11, 2014.

2.6	Amendment to Agreement and Plan of Merger dated as of September 9, 2014, by and among the Company, Bogey, Inc., Koko’oha Investments, Inc. and Bill D. Mills, in his capacity as the shareholders’ representative. Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 10, 2014.

2.7	Second Amendment to Agreement and Plan of Merger dated as of December 31, 2014, by and among Par Petroleum Corporation, Bogey, Inc., Koko’oha Investments, Inc. and Bill D. Mills, in his capacity as the shareholder’s representative. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 7, 2015.

2.8	Third Amendment to Agreement and Plan of Merger dated as of March 31, 2015, by and among the Company, Bogey, Inc., Koko’oha Investments, Inc. and Bill D. Mills, in his capacity as the shareholders’ representative. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 2, 2015.****

2.9	Unit Purchase Agreement, dated as of June 14, 2016, between Par Wyoming, LLC and Black Elk Refining, LLC. Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 15, 2016.****

Exhibit No.	Description of Exhibit

2.10	First Amendment to Unit Purchase Agreement dated as of July 14, 2016, between Par Wyoming, LLC and Black Elk Refining, LLC. Incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on July 15, 2016.****

4.1	Form of the Company’s Common Stock Certificate. Incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed on March 31, 2014.

4.2	Stockholders Agreement dated April 10, 2015, by the Company. Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 13, 2015.

4.3	Registration Rights Agreement effective as of August 31, 2012, by and among the Company, Zell Credit Opportunities Master Fund, L.P., Waterstone Capital Management, L.P., Pandora Select Partners, LP, Iam Mini-Fund 14 Limited, Whitebox Multi-Strategy Partners, LP, Whitebox Credit Arbitrage Partners, LP, HFR RVA Combined Master Trust, Whitebox Concentrated Convertible Arbitrage Partners, LP and Whitebox Asymmetric Partners, LP. Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on September 7, 2012.

4.4	Registration Rights Agreement dated as of September 25, 2013, by and among the Company and the Purchasers party thereto. Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 27, 2013.

4.5	Warrant Issuance Agreement dated as of August 31, 2012, by and among the Company and WB Delta, Ltd., Waterstone Offshore ER Fund, Ltd., Prime Capital Master SPC, GOT WAT MAC Segregated Portfolio, Waterstone Market Neutral MAC51, Ltd., Waterstone Market Neutral Master Fund, Ltd., Waterstone MF Fund, Ltd., Nomura Waterstone Market Neutral Fund, ZCOF Par Petroleum Holdings, L.L.C. and Highbridge International, LLC. Incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on September 7, 2012.

4.6	Par Pacific Holdings, Inc. Amended and Restated 2012 Long Term Incentive Plan. Incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 21, 2016.**

4.7	Registration Rights Agreement dated as of July 14, 2016, by and among Par Pacific Holdings, Inc. and the purchasers party thereto. Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 15, 2016.

4.8	Form of Par Pacific Holdings, Inc. Shareholder Subscription Rights Certificate. Incorporated by reference to Exhibit 4.12 to Amendment No. 1 to the Company’s Registration Statement on Form S-3 filed on July 22, 2016.

4.9	Registration Rights Agreement, dated June 21, 2016, between Par Pacific Holdings, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 22, 2016.

4.10	Form of Senior Indenture. Incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-3 filed on June 1, 2015 (File No. 333-204597).

4.11	Form of Subordinated Indenture. Incorporated by reference to Exhibit 4.10 to the Company’s Registration Statement on Form S-3 filed on June 1, 2015 (File No. 333-204597).

4.12	Form of Senior Debt Security.*

4.13	Form of Subordinated Debt Security.*

4.14	Form of Warrant Agreement, including form of Warrant.*

4.15	Form of Subscription Rights Agreement and Form Subscription Rights Certificate.*

Exhibit No.	Description of Exhibit

4.16	Form of Purchase Contract.*

4.17	Form of Unit Agreement.*

4.18	Form of Pledge Agreement.*

4.19	Form of Deposit Agreement.*

4.20	Form of Depositary Share.*

4.21	Form of Guarantee.*

5.1	Opinion of Porter Hedges LLP with respect to legality of the securities, including consent.***

5.2	Opinion of Kobayashi Sugita & Goda, LLP with respect to legality of the securities, including consent.***

5.3	Opinion of Blake, Cassels & Graydon LLP with respect to legality of the securities, including consent.***

5.4	Opinion of Holland & Hart LLP with respect to the legality of the securities, including consent.***

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.***

23.1	Consent of Deloitte & Touche LLP as to Par Pacific Holdings, Inc.***

23.2	Consent of Deloitte & Touche LLP as to Hermes Consolidated, LLC.***

23.3	Consent of Deloitte & Touche LLP as to Laramie Energy, LLC.***

23.4	Consent of EKS&H LLLP.***

23.5	Consent of Ernst & Young LLP.***

23.6	Consent of Netherland, Sewell & Associates, Inc.***

23.7	Consent of Porter Hedges LLP (included in Exhibit 5.1).

23.8	Consent of Kobayashi Sugita & Goda, LLP (included in Exhibit 5.2).

23.9	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.3).

23.10	Consent of Holland & Hart LLC (included in Exhibit 5.4).

24.1	Power of Attorney (contained in signature pages).

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture.***

25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture.***

*	Par Pacific will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any depositary shares, warrants, subscription rights, purchase contracts or units, (iii) any additional required opinion of counsel to Par Pacific as to the legality of the securities offered hereby or (iv) any required opinion of counsel to Par Pacific as to certain tax matters relative to securities offered hereby.
**	Management contracts and compensatory plans.
***	Filed herewith.
****	Schedules and similar attachments to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

Item 17.	Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrants are relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 2nd day of September, 2016.

PAR PACIFIC HOLDINGS, INC.

By:	/s/ William Pate
William Pate,
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of Par Pacific Holdings, Inc., hereby, severally constitute and appoint William Pate, Christopher Micklas and J. Matthew Vaughn, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Par Pacific Holdings, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Pate William Pate	Chief Executive Officer and President and Director (Principal Executive Officer)	September 2, 2016

/s/ Christopher Micklas Christopher Micklas	Chief Financial Officer (Principal Financial Officer)	September 2, 2016

/s/ Kelly Rosser Kelly Rosser	Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 2, 2016

/s/ Melvyn N. Klein Melvyn N. Klein	Chairman of the Board of Directors	September 2, 2016

/s/ Robert S. Silberman Robert S. Silberman	Vice Chairman of the Board	September 2, 2016

/s/ Curt Anastasio Curt Anastasio	Director	September 2, 2016

Signature	Title	Date

/s/ Timothy Clossey Timothy Clossey	Director	September 2, 2016

/s/ L. Melvin Cooper L. Melvin Cooper	Director	September 2, 2016

/s/ Walter A. Dods, Jr. Walter A. Dods, Jr.	Director	September 2, 2016

/s/ William Monteleone William Monteleone	Director	September 2, 2016

/s/ Joseph Israel Joseph Israel	Director	September 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 2nd day of September, 2016.

TEXADIAN ENERGY, INC.

TEXADIAN ENERGY CANADA LIMITED

PAR HAWAII, INC.

INTER ISLAND PETROLEUM, INC.

KAUAI AUTOMATED FUEL SERVICE, INC.

KAUAI PETROLEUM CO., LTD.

OAHU PETROLEUM, INC.

SENTER PETROLEUM, INC.

ISLAND PETROLEUM, INC.

By:	/s/ J. Matthew Vaughn
J. Matthew Vaughn,
Vice President and Secretary

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of Texadian Energy, Inc., Texadian Energy Canada Limited, Par Hawaii, Inc., Inter Island Petroleum, Inc., Kauai Automated Fuel Service, Inc., Kauai Petroleum Co., Ltd., Oahu Petroleum, Inc., Senter Petroleum, Inc. and Island Petroleum, Inc., hereby, severally constitute and appoint William Pate, Christopher Micklas and J. Matthew Vaughn, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Texadian Energy, Inc., Texadian Energy Canada Limited, Par Hawaii, Inc., Inter Island Petroleum, Inc., Kauai Automated Fuel Service, Inc., Kauai Petroleum Co., Ltd., Oahu Petroleum, Inc., Senter Petroleum, Inc. and Island Petroleum, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Monteleone William Monteleone	President, Texadian, Inc. (Principal Executive Officer)	September 2, 2016

/s/ Joseph Israel Joseph Israel	President, Texadian Canada Limited (Principal Executive Officer)	September 2, 2016

Signature	Title	Date

/s/ Jim R. Yates Jim R. Yates

President, Par Hawaii, Inc., Inter Island Petroleum, Inc., Kauai Automated Fuel Service, Inc., Kauai Petroleum Co., Ltd., Oahu Petroleum, Inc., Senter Petroleum, Inc. and Island Petroleum, Inc.

(Principal Executive Officer)

September 2, 2016

/s/ Christopher Micklas Christopher Micklas	Vice President and Treasurer, Texadian Energy, Inc. (Principal Financial and Accounting Officer)	September 2, 2016

/s/ Christopher Micklas Christopher Micklas

Vice President, Texadian Energy Canada Limited, Par Hawaii, Inc., Inter Island Petroleum, Inc., Kauai Automated Fuel Service, Inc., Kauai Petroleum Co., Ltd., Oahu Petroleum, Inc., Senter Petroleum, Inc. and Island Petroleum, Inc.

(Principal Financial and Accounting Officer)

September 2, 2016

/s/ William Monteleone William Monteleone	Director, Texadian Energy, Inc. and Texadian Canada Limited,	September 2, 2016

/s/ Carrie Chase Carrie Chase	Director, Texadian Energy Canada Limited	September 2, 2016

/s/ Christopher Micklas Christopher Micklas	Director, Par Hawaii, Inc., Inter Island Petroleum, Inc., Kauai Automated Fuel Service, Inc., Kauai Petroleum Co., Ltd., Oahu Petroleum, Inc., Senter Petroleum, Inc. and Island Petroleum, Inc.	September 2, 2016

/s/ William Pate William Pate	Director, Texadian Energy, Inc.	September 2, 2016

/s/ Jim Yates Jim Yates	Director, Par Hawaii, Inc., Inter Island Petroleum, Inc., Kauai Petroleum Co., Ltd., Oahu Petroleum, Inc., Kauai Automated Fuel Service, Inc., Senter Petroleum, Inc. and Island Petroleum, Inc.	September 2, 2016

/s/ Joseph Israel Joseph Israel	Director, Par Hawaii, Inc., Inter Island Petroleum, Inc., Kauai Petroleum Co., Ltd., Oahu Petroleum, Inc., Kauai Automated Fuel Service, Inc., Senter Petroleum, Inc. and Island Petroleum, Inc.	September 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 2nd day of September, 2016.

PAR HAWAII REFINING, LLC HIE RETAIL, LLC MID PAC PETROLEUM, LLC MID PAC CS, LLC PAR PETROLEUM, LLC PAR HAWAII SHARED SERVICES, LLC PAR WYOMING HOLDINGS, LLC PAR WYOMING, LLC
By:	/s/ J. Matthew Vaughn
J. Matthew Vaughn
Vice President and Secretary

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and managers of Par Hawaii Refining, LLC, HIE Retail, LLC, Mid Pac Petroleum, LLC, Mid Pac CS, LLC, Par Petroleum, LLC, Par Hawaii Shared Services, LLC, Par Wyoming Holdings, LLC and Par Wyoming, LLC, hereby, severally constitute and appoint William Pate, Christopher Micklas and J. Matthew Vaughn, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and managers to enable Par Hawaii Refining, LLC, Par Hawaii Refining, LLC, HIE Retail, LLC, Mid Pac Petroleum, LLC, Mid Pac CS, LLC, Par Petroleum, LLC, Par Hawaii Shared Services, LLC, Par Wyoming Holdings, LLC and Par Wyoming, LLC to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas A. Weber Thomas A. Weber	President, Par Hawaii Refining, LLC (Principal Executive Officer)	September 2, 2016

/s/ Jim R. Yates Jim R. Yates	President, HIE Retail, LLC, Mid Pac Petroleum, LLC and Mid Pac CS, LLC (Principal Executive Officer)	September 2, 2016

Signature	Title	Date

/s/ Joseph Israel Joseph Israel	President and Chief Executive Officer, Par Petroleum, LLC, Par Hawaii Shared Services, LLC and Par Wyoming Holdings, LLC (Principal Executive Officer)	September 2, 2016

/s/ William Pate William Pate	President and Chief Executive Officer, Par Wyoming, LLC (Principal Executive Officer)	September 2, 2016

/s/ Christopher Micklas Christopher Micklas	Chief Financial Officer, Par Hawaii Refining, LLC, Par Petroleum, LLC, Par Hawaii Shared Services, LLC, Par Wyoming Holdings, LLC and Par Wyoming, LLC (Principal Financial and Accounting Officer)	September 2, 2016

/s/ Christopher Micklas Christopher Micklas	Vice President, HIE Retail, LLC, Mid Pac Petroleum, LLC and Mid Pac CS, LLC (Principal Financial and Accounting Officer)	September 2, 2016

/s/ Joseph Israel Joseph Israel	Manager, Par Hawaii Refining, LLC, Mid Pac Petroleum, LLC, Mid Pac CS, LLC and Par Petroleum, LLC, Par Hawaii Shared Services, LLC, Par Wyoming Holdings, LLC, HIE Retail, LLC and Par Wyoming, LLC	September 2, 2016

/s/ Chris Micklas Chris Micklas	Manager, HIE Retail, LLC, Par Hawaii Refining, Mid Pac Petroleum, LLC and Mid Pac CS, LLC	September 2, 2016

/s/ Jim Yates Jim Yates	Manager, HIE Retail, LLC, Mid Pac Petroleum, LLC and Mid Pac CS, LLC	September 2, 2016

/s/ Thomas Weber Thomas Weber	Manager, Par Hawaii Refining, LLC	September 2, 2016

/s/ William Pate William Pate	Manager, Par Petroleum, LLC, Par Hawaii Shared Services, LLC and Par Wyoming Holdings, LLC	September 2, 2016

/s/ William Monteleone William Monteleone	Manager, Par Petroleum, LLC, Par Hawaii Shared Services, LLC, Par Wyoming Holdings, LLC and Par Wyoming, LLC	September 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 2nd day of September, 2016.

EWI LLC HEWW EQUIPMENT, LLC PAR PICEANCE ENERGY EQUITY LLC PAR NEW MEXICO LLC PAR POINT ARGUELLO LLC PAR UTAH LLC PAR WASHINGTON LLC
By:	PAR PACIFIC HOLDINGS, INC.,
its Sole Member

By:	/s/ William Pate
William Pate,
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of Par Pacific Holdings, Inc., the sole member of EWI LLC, HEWW Equipment LLC, Par Piceance Energy Equity LLC, Par New Mexico LLC, Par Point Arguello LLC, Par Utah LLC and Par Washington LLC hereby, severally constitute and appoint William Pate, Christopher Micklas and J. Matthew Vaughn, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Par Pacific Holdings, Inc., the sole member of EWI LLC, HEWW Equipment LLC, Par Piceance Energy Equity LLC, Par New Mexico LLC, Par Point Arguello LLC, Par Utah LLC and Par Washington LLC, to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Pate William Pate	Chief Executive Officer and President and Director (Principal Executive Officer)	September 2, 2016

/s/ Christopher Micklas Christopher Micklas	Chief Financial Officer (Principal Financial Officer)	September 2, 2016

Signature	Title	Date

/s/ Kelly Rosser Kelly Rosser	Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 2, 2016

/s/ Melvyn N. Klein Melvyn N. Klein	Chairman of the Board of Directors	September 2, 2016

/s/ Robert S. Silberman Robert S. Silberman	Vice Chairman of the Board	September 2, 2016

/s/ Curt Anastasio Curt Anastasio	Director	September 2, 2016

/s/ Timothy Clossey Timothy Clossey	Director	September 2, 2016

/s/ L. Melvin Cooper L. Melvin Cooper	Director	September 2, 2016

/s/ Walter A. Dods, Jr. Walter A. Dods, Jr.	Director	September 2, 2016

/s/ William Monteleone William Monteleone	Director	September 2, 2016

/s/ Joseph Israel Joseph Israel	Director	September 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 2nd day of September, 2016.

HERMES CONSOLIDATED, LLC WYOMING PIPELINE COMPANY, LLC
By: HERMES CONSOLIDATED, LLC,
its Sole Member

By:	/s/ James Runyan
James Runyan,
President (Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and managers of Hermes Consolidated, LLC hereby, severally constitute and appoint William Pate, Christopher Micklas and J. Matthew Vaughn, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Hermes Consolidated, LLC to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Micklas Christopher Micklas	Chief Financial Officer (Principal Financial Officer)	September 2, 2016

/s/ Eric Wright Eric Wright	Manager	September 2, 2016

/s/ William Monteleone William Monteleone	Manager	September 2, 2016

/s/ Joseph Israel Joseph Israel	Manager	September 2, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement.*

2.1	Third Amended Joint Chapter 11 Plan of Reorganization of Delta Petroleum Corporation and Its Debtor Affiliates dated August 13, 2012. Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 7, 2012.****

2.2	Contribution Agreement, dated as of June 4, 2012, among Piceance Energy, LLC, Laramie Energy, LLC and the Company. Incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on June 8, 2012.****

2.3	Purchase and Sale Agreement dated as of December 31, 2012, by and among the Company, SEACOR Energy Holdings Inc., SEACOR Holdings Inc., and Gateway Terminals LLC. Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 3, 2013.****

2.4	Membership Interest Purchase Agreement dated as at June 17, 2013, by and among Tesoro Corporation, Tesoro Hawaii, LLC and Hawaii Pacific Energy, LLC. Incorporated by reference to Exhibit 2.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013, filed on August 14, 2013.****

2.5	Agreement and Plan of Merger dated as of June 2, 2014, by and among the Company, Bogey, Inc., Koko’oha Investments, Inc., and Bill D. Mills, in his capacity as the Shareholders’ Representative. Incorporated by reference to Exhibit 2.5 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, filed on August 11, 2014.

2.6	Amendment to Agreement and Plan of Merger dated as of September 9, 2014, by and among the Company, Bogey, Inc., Koko’oha Investments, Inc. and Bill D. Mills, in his capacity as the shareholders’ representative. Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 10, 2014.

2.7	Second Amendment to Agreement and Plan of Merger dated as of December 31, 2014, by and among Par Petroleum Corporation, Bogey, Inc., Koko’oha Investments, Inc. and Bill D. Mills, in his capacity as the shareholder’s representative. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 7, 2015.

2.8	Third Amendment to Agreement and Plan of Merger dated as of March 31, 2015, by and among the Company, Bogey, Inc., Koko’oha Investments, Inc. and Bill D. Mills, in his capacity as the shareholders’ representative. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 2, 2015.****

2.9	Unit Purchase Agreement, dated as of June 14, 2016, between Par Wyoming, LLC and Black Elk Refining, LLC. Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 15, 2016.****

2.10	First Amendment to Unit Purchase Agreement dated as of July 14, 2016, between Par Wyoming, LLC and Black Elk Refining, LLC. Incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on July 15, 2016.****

4.1	Form of the Company’s Common Stock Certificate. Incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed on March 31, 2014.

4.2	Stockholders Agreement dated April 10, 2015, by the Company. Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 13, 2015.

Exhibit No.	Description of Exhibit

4.3	Registration Rights Agreement effective as of August 31, 2012, by and among the Company, Zell Credit Opportunities Master Fund, L.P., Waterstone Capital Management, L.P., Pandora Select Partners, LP, Iam Mini-Fund 14 Limited, Whitebox Multi-Strategy Partners, LP, Whitebox Credit Arbitrage Partners, LP, HFR RVA Combined Master Trust, Whitebox Concentrated Convertible Arbitrage Partners, LP and Whitebox Asymmetric Partners, LP. Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on September 7, 2012.

4.4	Registration Rights Agreement dated as of September 25, 2013, by and among the Company and the Purchasers party thereto. Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 27, 2013.

4.5	Warrant Issuance Agreement dated as of August 31, 2012, by and among the Company and WB Delta, Ltd., Waterstone Offshore ER Fund, Ltd., Prime Capital Master SPC, GOT WAT MAC Segregated Portfolio, Waterstone Market Neutral MAC51, Ltd., Waterstone Market Neutral Master Fund, Ltd., Waterstone MF Fund, Ltd., Nomura Waterstone Market Neutral Fund, ZCOF Par Petroleum Holdings, L.L.C. and Highbridge International, LLC. Incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on September 7, 2012.

4.6	Par Pacific Holdings, Inc. Amended and Restated 2012 Long Term Incentive Plan. Incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 21, 2016.**

4.7	Registration Rights Agreement dated as of July 14, 2016, by and among Par Pacific Holdings, Inc. and the purchasers party thereto. Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 15, 2016.

4.8	Form of Par Pacific Holdings, Inc. Shareholder Subscription Rights Certificate. Incorporated by reference to Exhibit 4.12 to Amendment No. 1 to the Company’s Registration Statement on Form S-3 filed on July 22, 2016.

4.9	Registration Rights Agreement, dated June 21, 2016, between Par Pacific Holdings, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 22, 2016.

4.10	Form of Senior Indenture. Incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-3 filed on June 1, 2015 (File No. 333-204597).

4.11	Form of Subordinated Indenture. Incorporated by reference to Exhibit 4.10 to the Company’s Registration Statement on Form S-3 filed on June 1, 2015 (File No. 333-204597).

4.12	Form of Senior Debt Security.*

4.13	Form of Subordinated Debt Security.*

4.14	Form of Warrant Agreement, including form of Warrant.*

4.15	Form of Subscription Rights Agreement and Form Subscription Rights Certificate.*

4.16	Form of Purchase Contract.*

4.17	Form of Unit Agreement.*

4.18	Form of Pledge Agreement.*

4.19	Form of Deposit Agreement.*

4.20	Form of Depositary Share.*

4.21	Form of Guarantee.*

Exhibit No.	Description of Exhibit

5.1	Opinion of Porter Hedges LLP with respect to legality of the securities, including consent.***

5.2	Opinion of Kobayashi Sugita & Goda, LLP with respect to legality of the securities, including consent.***

5.3	Opinion of Blake, Cassels & Graydon LLP with respect to legality of the securities, including consent.***

5.4	Opinion of Holland & Hart LLP with respect to the legality of the securities, including consent.***

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.***

23.1	Consent of Deloitte & Touche LLP as to Par Pacific Holdings, Inc.***

23.2	Consent of Deloitte & Touche LLP as to Hermes Consolidated, LLC.***

23.3	Consent of Deloitte & Touche LLP as to Laramie Energy, LLC.***

23.4	Consent of EKS&H LLLP.***

23.5	Consent of Ernst & Young LLP.***

23.6	Consent of Netherland, Sewell & Associates, Inc.***

23.7	Consent of Porter Hedges LLP (included in Exhibit 5.1).

23.8	Consent of Kobayashi Sugita & Goda, LLP (included in Exhibit 5.2).

23.9	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.3).

23.10	Consent of Holland & Hart LLC (included in Exhibit 5.4).

24.1	Power of Attorney (contained in signature pages).

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture.***

25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture.***

*	Par Pacific will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any depositary shares, warrants, subscription rights, purchase contracts or units, (iii) any additional required opinion of counsel to Par Pacific as to the legality of the securities offered hereby or (iv) any required opinion of counsel to Par Pacific as to certain tax matters relative to securities offered hereby.
**	Management contracts and compensatory plans.
***	Filed herewith.
****	Schedules and similar attachments to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.